Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:     Phillip G. Creek
            Senior Vice President, Chief Financial Officer
            M/I Homes, Inc.
            (614) 418-8011

M/I Homes Reports
Third Quarter Results

Columbus, Ohio (October 26, 2006) - M/I Homes, Inc. (NYSE:MHO) announced results for the third quarter and nine months ended September 30, 2006.

The Company recorded net income of $15.2 million and diluted earnings per share of $1.08 in 2006’s third quarter compared to 2005’s third quarter amounts of $25.1 million and $1.72, respectively. Net income and diluted earnings per share for the nine months of 2006 were $49.8 million and $3.51, respectively, compared to $59.5 million and $4.09, respectively for the nine months of 2005. Included in 2006 third quarter results are after-tax charges totaling $2.6 million, or $0.18 per diluted share, resulting from inventory impairment, deposit and pre-acquisition cost write-offs with respect to abandoned land transactions, and costs associated with workforce reductions. Year-to-date 2006 diluted earnings per share include a $0.53 charge related to the cumulative impact of impairment, write-offs and separation related costs. In addition, third quarter and nine months results also include a $0.05 and $0.11 diluted per share charge, respectively, related to the implementation of SFAS 123R, Share Based Payments, in 2006.

As previously reported, homes delivered in 2006’s third quarter were 927, down 11% compared to 1,047 in the third quarter of 2005. For the nine months ended September 30, 2006, homes delivered were 2,746, up 3% from 2005’s 2,675. New contracts for 2006’s third quarter were 571 compared to 2005’s third quarter record of 1,163. For the nine months, 2006’s new contracts declined to 2,472 from 3,413 in 2005. Backlog of homes at September 30, 2006 was 2,533 units, with a sales value of $923 million and an average sales price of $364,000. The backlog of homes at September 30, 2005 had a record sales value of $1.14 billion with backlog units of 3,522 and an average sales price of $323,000. M/I Homes had 170 active communities at September 30, 2006 compared to 140 at September 30, 2005.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Our results reflect the challenging conditions we are facing in most of our markets, along with the impact of defensive steps we are taking to manage through this cycle. As we previously reported, our new contracts were negatively impacted by increased cancellation rates, an excess supply of both existing and new home inventory, and weak demand. Homes delivered, while slightly up year-to-date versus last year, declined when compared to 2005’s third quarter. We are pleased that our gross and operating margins for the quarter, exclusive of charges taken, remained solid at 25% and 10%, respectively. We continue to focus on our balance sheet, in particular, our land position -- at September 30, we owned 7% fewer lots than just three months ago. And, as noted in our October 10 press release, we currently estimate that we will deliver approximately 4,000 homes and earn between $5.25 - $5.75 diluted per share.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. EDT. To hear the call, log on to the M/I Homes’ website at mihomes.com, click on the “Investor Relations” section of the site, and select “Listen to the Conference Call.” The call, along with any applicable reconciliation of non-GAAP financial measures, will continue to be available on our website through October 26, 2007.

M/I Homes, Inc. is one of the nation’s leading builders of single-family homes, having delivered nearly 67,000 homes. The Company’s homes are marketed and sold under the trade names M/I Homes, Showcase Homes and Shamrock Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Indianapolis, Indiana; Tampa, Orlando and West Palm Beach, Florida; Charlotte and Raleigh, North Carolina; Delaware; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

M/I Homes, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenue	$306,188	$332,478	$877,037	$839,876

Net income	$ 15,185	$ 25,079	$ 49,844	$ 59,470

Earnings per share
Basic	$ 1.09	$ 1.75	$ 3.56	$ 4.16
Diluted	$ 1.08	$ 1.72	$ 3.51	$ 4.09

Weighted average shares outstanding
Basic	13,892	14,325	13,991	14,291
Diluted	14,078	14,577	14,187	14,540

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenue	$306,188	$332,478	$877,037	$839,876
Gross margin	$ 73,155	$ 84,748	$229,830	$213,186
General and administrative expense	25,052	21,039	74,609	53,345
Selling expense	21,645	21,394	65,510	56,378
Operating income	26,458	42,315	89,711	103,463
Interest expense	3,578	3,903	10,930	8,673
Income before income taxes	22,880	38,412	78,781	94,790
Income taxes	7,695	13,333	28,937	35,320
Net income	$ 15,185	$ 25,079	$ 49,844	$ 59,470

Revenue:
Housing revenue	$290,100	$320,642	$839,959	$788,043
Land revenue	13,821	8,894	18,243	26,998
Other	(1,372)	(1,934)	3,425	10,340
Total homebuilding revenue	$302,549	$327,602	$861,627	$825,381

Financial services revenue	5,124	6,869	19,250	20,293
Eliminations	(1,485)	(1,993)	(3,840)	(5,798)
Total revenue	$306,188	$332,478	$877,037	$839,876

Additional Information:
Average closing price	$ 313	$ 307	$ 306	$ 295
Housing gross margin percentage	23.0%	23.8%	24.7%	23.6%
Land gross margin percentage	12.1%	22.0%	15.4%	17.3%
Land gross margin dollars	$ 1,676	$ 1,956	$ 2,812	$ 4,659

Financial services pre-tax income	$ 2,397	$ 4,193	$ 10,717	$ 12,875

EBITDA	$ 31,990	$ 45,234	$ 99,610	$110,367
Interest incurred	$ 12,009	$ 8,093	$ 32,398	$ 17,729
Interest amortized to cost of sales	$ 4,225	$ 1,953	$ 6,162	$ 5,432
Depreciation and amortization	$ 1,675	$ 1,353	$ 4,809	$ 3,057

Cash used in operating activities			$(182,009)	$(143,430)
Cash used in investing activities			$ (17,144)	$ (47,186)
Cash from financing activities			$ 176,781	$ 191,542

Units:
New contracts	571	1,163	2,472	3,413
Homes delivered	927	1,047	2,746	2,675

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands, except per share amounts)

	September 30,
	2006	2005
Backlog:
Units	2,533	3,522
Aggregate sales value	$ 923,000	$1,139,000
Average sales price	$ 364	$ 323

	September 30,
	2006	2005
Balance Sheet and Operating Data:
Unrestricted cash	$ 2,713	$ 3,277

Homebuilding inventory
Lots, land and land development costs	$ 813,410	$ 699,447
Land held for Sale	56,290	-
Houses under construction	494,384	409,689
Land purchase deposit	4,411	8,303
Other	29,593	11,570
Total homebuilding inventory	$1,398,088	$1,129,009

Total assets	$1,590,891	$1,301,370
Homebuilding debt	$ 696,592	$ 509,554
Shareholders’ equity	$ 626,925	$ 551,814
Book value per share	$ 45.12	$ 38.50
Homebuilding debt/capital ratio	53%	48%

	Land Position Summary

	September 30, 2006			September 30, 2005

	Lots	Lots Under		Lots	Lots Under
	Owned	Contract	Total	Owned	Contract	Total

Ohio & Indiana	7,619	1,143	8,762	8,658	4,547	13,205

Florida	8,454	1,170	9,624	6,789	4,085	10,874

North Carolina, Delaware
and Washington, D.C.	2,846	1,233	4,079	2,660	2,080	4,740

Total	18,919	3,546	22,465	18,107	10,712	28,819